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                                                               Exhibit 99.1(vii)

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                                  [CHASE Logo]

                               OFFICER CERTIFICATE

            Annual Statement as to Compliance for Calendar Year 1999

                  Commercial Mortgage Pass Through Certificates
              Series 1999-1 of Chase Commercial Mortgage Securities
                              Corp. (the "Company")

        Reference is hereby made to that certain Pooling and Servicing Agreement dated as of August 10, 1999 by and among Chase Commercial Mortgage Securities Corporation As Depositor, The Chase Manhattan Bank, as Servicer, Orix Real Estate Capital Markets, LLC as Special Servicer, State Street Bank & Trust Co, as Trustee, with respect to Commercial Mortgage Pass-Through Certificates, Series 1999-1 (the "Agreement'). Capitalized terms used herein not otherwise defined shall the meanings assigned in the Agreement.

   1. A review of the activities of Chase Commercial Mortgage Bank (a unit of The Chase Manhattan Bank), as Servicer under the Pooling and Servicing Agreement, and Sub-Servicing Agreement during the preceding year, and its performance has been made under this officer's supervision; and

   2. To the best of this officer's knowledge, we have maintained an effective internal control system relating to our servicing of the Mortgaged Loans and have fulfilled our obligations throughout such year.

   3. The Servicer has received no notification regarding qualification, or challenging the status, of the Trust Fund as a REMIC from the IRS or any other governmental agency.

   4. Terms not separately defined herein have the meanings specified in the Pooling Agreement.


   IN WITNESS WHEREOF, the undersigned have executed this Certificate as of the 23 day of March, 2000



                                                /s/ Janice Smith
                                          ----------------------------------
                                          Janice M. Smith, Vice President
                                          Chase Commercial Mortgage Bank



                     380 Madison Avenue, New York, NY 10017

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                     CHASE COMMERCIAL MORTGAGE BANKING CORP.
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[First Union National Bank Letterhead]
NC1075
Structured Products Servicing
8739 Research Drive, URP4
Charlotte, NC 28288-1075


                              OFFICER'S CERTIFICATE

      Reference is hereby made to that certain Pooling and Servicing Agreement dated as of August 10, 1999 by and among Chase Commercial Mortgage Securities Corporation as Depositor, The Chase Manhattan Bank as Servicer, ORIX Real Estate Capital Markets, LLC as Special Servicer, and State Street Bank and Trust Company as Trustee, with respect to Commercial Mortgage Pass-Through Certificates, Series 1999-1 (the "Agreement"). Capitalized terms used herein not otherwise defined shall have the meanings assigned in the Agreement.

      Pursuant to the requirements of Section 3.01 of that certain Sub-Servicing Agreement, dated as of August 10, 1999 between First Union National Bank, (the "Sub-Servicer") and The Chase Manhattan Bank, (the "Servicer"), referencing
Section 3.13 of the Agreement, Timothy S. Ryan and Timothy E. Steward, Vice Presidents of the Sub-Servicer do hereby certify that:

      1. A review of the servicing operations of the Sub-Servicer during the period from August 26, 1999 through December 31, 1999 and of the Sub-Servicer's performance under the Sub-Servicing Agreement during such period has been made under our supervision; and

      2. To the best of our knowledge, based on such review, the Sub-Servicer has fulfilled all its obligations under the Sub-Servicing Agreement in all material respects throughout the period August 26, 1999 through December 31, 1999.

      3. The Sub-Servicer, has received no notice regarding qualification, or challenging the status, of any portion of the Trust Fund as a REMIC from the Internal Revenue Service or any other governmental agency or body.

      IN WITNESS WHEREOF, the undersigned have executed this Certificate as of the 10th day of March, 2000.

                                    /s/ Timothy S. Ryan
                                    -------------------------------------
                                    Timothy S. Ryan, Vice President
                                    First Union National Bank

                                    /s/ Timothy E. Steward
                                    -------------------------------------
                                    Timothy E. Steward, Vice President
                                    First Union National Bank


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                                                ORIX Real Estate
                                                Capital Markets, LLC
                                                Paul Smyth
                                                1717 Main Street, 12th Floor
                                                Dallas, TX 75201
                                                214-237-2010

March 3, 2000

                        ANNUAL STATEMENT AS TO COMPLIANCE
                                Special Servicing

Ladies and Gentlemen:

This Officer's Certificate is provided to you by ORIX Real Estate Capital Markets, LLC ("ORECM") pursuant to the terms outlined in the applicable sections of certain Agreements as referenced in the attached Exhibit A, relative to the securitization for which ORECM serves as Special Servicer

The undersigned officer, on behalf of ORECM, hereby inform you (i) that, a review of the activities of ORECM as Special Servicer and of its performance under each respective agreement has been made under the undersigned" supervision for the period of time commencing January 1, 1999 through December 31, 1999 or a portion thereof, (ii) that, to the best of such undersigned's knowledge, based on such review, it has fulfilled all of its obligations under the agreement and has maintained an effective internal control system relating to its servicing of the Mortgage Loans serviced by it, throughout such period, and (iii) that, the undersigned has received no notice regarding qualification, nor challenging the status of the REMIC's from the IRS or any other governmental body.

Also, please find attached, an Annual Independent Public Accountant's Servicing Report performed by Pricewaterhouse Coopers, L.L.P. relative to the assets being serviced by ORECM for the period beginning January 1, 1999 through December 31, 1999.

Duplicates of these documents are being simultaneously sent to all parties listed on Exhibit B for receipt by March 15, 2000.

If you have any questions or comments relative to the attached documents, please call me at 214-237-2010.

Sincerely,

ORIX Real Estate
Capital Markets, LLC

By:   /s/ Paul Smyth
   --------------------------
      Paul Smyth
      Managing Director, Servicing

Attachments:      Annual Independent Public Accountant's Servicing Report